Exhibit (21)

                         SUBSIDIARIES OF THE CORPORATION
                             As of December 29, 2001


Name                                 State or other jurisdiction of organization
------------------------------       -------------------------------------------
IDSC Holdings, Inc.                  Wisconsin
SB Tools S.a.r.l.                    Luxembourg
Snap-on Global Holdings, Inc.        Delaware
Snap-on Holdings AB                  Sweden
Snap-on Logistics Company            Wisconsin
Snap-on Technologies, Inc.           Illinois
Snap-on Tools Company LLC            Wisconsin
Snap-on Tools International, Ltd.    Delaware